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                              EMPLOYMENT AGREEMENT

         AGREEMENT dated as of the 16th day of September, 1996 by and between U.S. Golf and Entertainment Inc., a Delaware Corporation with its principal office at 4 Henry Street, Commack, New York 11725 (hereinafter the "Company") and Stuart M. Goldstein (hereinafter the "Executive").

                               W I T N E S S E T H

         WHEREAS, the Company is engaged in the business of acquiring, developing and operating up-scale, high volume, year-round golf driving ranges and related recreational and entertainment facilities; and

         WHEREAS, the Company and Executive wish to enter into an employment agreement in order to assure the employment of the Executive by the Company for the period provided herein; and

         WHEREAS, the Executive is willing to serve in the employ of the Company for said period, and upon such other terms and conditions hereinafter provided.

         NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

         1. Term. The Executive shall be employed to serve as President and Chief Executive Officer for the term commencing on the date hereof (the "Commencement Date") and terminating on December 31, 2001 or sooner as herein provided (the "Term").

         2. Extent of Services. The Executive shall devote his full business time, attention and energies to his position, but may, during the Term, be engaged in other activities, provided that such activities do not compete with the business of the Company or which diminish his ability to provide his services to the Company. The Executive also agrees to serve, without additional compensation, as a member of the Company's Board of Directors. Services required to be performed for the Company hereunder shall also include any of its subsidiaries.

         3.       Compensation.

                  A. Base Salary. As full compensation for all services to be rendered by the Executive to the Company hereunder (including services on the Board of Directors of the Company and any subsidiary), the Company will pay to Executive an annual base salary of $125,000 for the period through December 31, 1997, $150,000 for the period through December 31, 1998 and $200,000 through December 31, 2001 (the "Base Salary") each year from January 1, 1999. The Base Salary will be paid in equal monthly installments or such other normal periodic payment schedule as the

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Company may establish for its employees. Within ninety (90) days following the end of the Company's fiscal year, the Board of Directors (or a compensation committee thereof) shall review the Executive's performance hereunder and make any increases in the Executive's Base Salary as it shall deem appropriate (and such adjusted amount shall be deemed to be the Base Salary), taking into consideration such factors, without limitation, as the performance of the Company and the quality and extent of Executive's services and Board developed bonus programs.

                  B. Stock Options. In addition to Base Salary as provided for in Section 3.A. herein, Executive shall be entitled to stock option grants pursuant to the Company's 1996 Stock Option Plan in accordance with Schedule 1 hereto.

                  C. Cost of Living Increase. In addition to the increases in the Base Salary provided for in Section 3.A. above, beginning on January 1, 1998 and for each year of the Term thereafter, the Company shall increase the Base Salary then in effect to reflect increases in the cost of living. The amount thereof shall be determined by multiplying the Base Salary then in effect by the percentage increase, if any, of the United States Department of Labor Consumer Price Index-New York Metropolitan Area-all items (the "CPI") between January 1 of the year in which the calculation is made and January 1 of the prior year.

                  D. Benefits; Vacation. The Executive will receive the benefits of group life, health, accident, hospitalization and disability insurance as set forth on Schedule 2 hereto. The Executive shall also be provided with a leased automobile and shall be reimbursed for the maintenance, parking and insurance costs associated therewith. The Executive shall be entitled to take three (3) weeks of paid vacation in any consecutive twelve (12) month period.

                  E. Reimbursement of Expenses. The Company shall reimburse or cause to be reimbursed to the Executive, all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided that Executive shall furnish to the Company a satisfactory itemized account thereof.

         4. Indemnification. The Company shall, to the extent permitted by law, indemnify and hold Executive harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees and disbursements arising out of the performance by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

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         5.       Termination.

                  A. If the Executive becomes disabled during the Term, his Base Salary and all other rights under this Agreement shall terminate at the end of the month during which disability occurs. For purposes of this Agreement, the Executive shall be deemed "disabled" if he has been unable to perform his duties for twelve (12) consecutive months or an aggregate of eighteen (18) months in any consecutive twenty-four (24) month period, all as determined in good faith by the Board of Directors of the Company and upon at least thirty (30) days prior notice to Executive.

                  B. If the Executive dies during the Term, the Corporation shall pay to his estate, the Executive's then current Base Salary for a period of one year from the date of death.

                  C. The Board shall, in the manner described in the last paragraph of this Section 5.C, have the right to terminate the employment of the Executive under this Agreement for "cause" and the Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to the Executive pursuant to
Section 3 hereof through the date of termination. "Cause" shall be deemed to be the commission of any of the following acts by the Executive:

                            (i) The Executive shall have committed any material
breach of any covenants of this Agreement;

                            (ii) The Executive shall have committed any act of
gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have wilfully refused or habitually neglected to perform his duties or obligations under this Agreement;

                            (iii) The Executive shall have committed any
material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any material loss, fine, civil penalty, judgment, claim, damage or expense; or

                            (iv) The Executive shall have been convicted of, or
shall have plead guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law).

                  If the Board elects to terminate the Executive's employment for cause as set forth above, it shall deliver written notice (the "Termination Notice") thereof to the Executive, describing with reasonable detail the "cause" giving rise to

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termination, and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of this Section 5.C; provided, however, that with respect to any act of default set forth in clauses (i) and (ii) of this Section 5.C, prior to termination by the Company, the Executive shall have (i) the right to meet with the Board within ten (10) days of its determination to discuss (with Executive's legal counsel) the decision of the Board and (ii) thirty (30) days following the Termination Notice to cure or remedy the act of default giving rise to such termination.

                  D. If the Board terminates the Executive's employment during the Term for any reason other than for cause pursuant to Section 5.C herein, it shall pay to the Executive an amount equal to the sum of (i) the portion of Executive's then current Base Salary and benefits accrued through the date of termination; and (ii) a severance payment in an amount equal to one (1) year's Base Salary. Executive's employment hereunder shall be deemed to be terminated for a reason other than for cause if Executive fails to become elected to the Company's Board of Directors for any reason during the Term.

         6.       Restrictive Covenants.

                  A. Covenant not to Disclose; Confidential Information. The Executive covenants and agrees that he will not at any time during or after the termination of his employment hereunder reveal, divulge, or make known to any person, firm, corporation or other business organization (other than the Company or its subsidiaries), or use for his own account any customer lists, trade secrets, or any secret or confidential information of any kind used by the Company during his employment, and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised, or otherwise created in whole or in part by the efforts of the Executive, and whether or not a matter of public knowledge unless as a result of authorized disclosure) to the Executive by reason of his employment by the Company. The Executive further covenants and agrees that the knowledge and information which he has acquired or hereafter shall acquire during his employment respecting such customer lists, trade secrets, and secret or confidential information shall be held by him in trust for the sole benefit of the Company, its successors and assigns.

                  B. Covenant Not to Compete. The Executive covenants and agrees that, during the Term hereof and (a) for two (2) years thereafter in the event Executive is terminated for cause or if Executive terminates his employment under circumstances in which the Company has not defaulted on its obligations hereunder or (b) for one (1) year if Executive is terminated without cause, he will not, without the prior written consent of the Company, directly or indirectly, and whether as principal, agent, officer, director, employee, consultant, or otherwise, alone or in association with

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any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned, or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of any person, firm, corporation, or other business organization (other than the Company) engaged in a business in the United States which is similar to or in competition with any of the businesses carried on by the Company (a "Similar Business") except in the course of his employment hereunder; provided, however, that the Executive may invest in stock, bonds, or other securities of any Similar Business (but without otherwise participating in the activities of such Similar Business) if (i) such stock, bonds, or other securities are listed on any national or regional securities exchange or have been registered under
Section 12(g) of the Securities Exchange Act of 1934; and (ii) his investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or in the case of bonds or other securities, 5% of the aggregate principal amount thereof issued and outstanding.

                  C. Covenant of Non-Interference. The Executive covenants and agrees that during the Term hereof and for two (2) years thereafter he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation or other business organization who or which at any time during the term of the Executive's employment with the Company was an employee, consultant, agent, supplier, or a customer of, or in the habit of dealing with, the Company.

                  D. Covenant Modification. If any provision of this
Section 6 is held by any court of competent jurisdiction to be unenforceable because of the scope, duration or area of applicability, such provision shall be deemed modified to the extent such court modifies the scope, duration or area of applicability of such provision to make it enforceable.

                  E. Documents and Records. All written materials, records and documents made by the Executive or coming into his possession during the Term concerning the business or affairs of the Company shall be the sole property of the Company and, upon expiration of the Term or upon the request of the Company during the Term, the Executive shall promptly deliver the same to the Company. The Executive agrees to render to the Company such reports of the activities undertaken by the Executive or conducted under the Executive's direction pursuant hereto during the Term as the Company may reasonably request in a timely manner.

                  7. Injunction. It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company, the monetary amount of

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which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Section 6 hereof by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Section 7 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and in equity. The Company agrees that if the Executive is not liable to the Company for any breach of his obligations, the same court which makes such finding shall also be entitled to assess the Company for reimbursement of the Executive's reasonable legal fees and expenses incurred in such action.

         8. Executive's Representations. Executive represents to the Company that to the best of his knowledge he is under no obligation to any employer or third party which would preclude the full, complete and unfettered discharge of his duties under this Agreement.

         9. Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by first class certified or registered mail, return receipt requested, addressed to the parties at the following addresses (or at such other address as any such person may specify by notice to all other such persons given as aforesaid):

                  U.S. Golf and Entertainment Inc.
                  4 Henry Street
                  Commack, New York 11725
                  Attention: Edward Ross

                  With a copy to:

                  Ruskin, Moscou, Evans & Faltischek, P.C.
                  170 Old Country Road
                  Mineola, New York 11501
                  Attention: Michael L. Faltischek, Esq.

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                  If to Executive:

                  Mr. Stuart M. Goldstein
                  215 West 95th Street
                  Apartment 11H
                  New York, New York  10025

                  with a copy to such counsel as the Executive may designate.

         10. Amendment. This Agreement may be amended only in writing signed by both parties hereto.

         11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns. Executive may not assign, transfer, pledge or hypothecate any of his rights or obligations hereunder, or money to which he may be entitled hereunder.

         12. Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in a writing signed by both parties.

         13. Severability. The invalidity or unenforceability of any other provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

         14. Entire Agreement. This Agreement (including Schedules 1 and 2 attached hereto) constitutes the entire Agreement between the parties, and supersedes all existing agreements between them with respect to the subject matter hereof. It may only be changed or terminated by an instrument in writing signed by both parties.

         15. Governing Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York without taking into account conflict-of-law provisions.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            U.S. GOLF AND ENTERTAINMENT INC.

                                            By:
                                               -----------------------------
                                                Edward C. Ross, Chairman,
                                                Board of Directors

                                                ---------------------------
                                                Stuart M. Goldstein

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                                   SCHEDULE 1

         120,000 options to be issued as Incentive Stock Options as follows:

         An option to purchase 20,000 shares, such option to be "vested" on December 31, 1996 and 20 options, each to purchase an aggregate of 5,000 shares, the first such option to vest on March 31, 1997 and the remaining 19 options to vest on the next succeeding June 30, September 30, December 31 and March 31.

         380,000 options to be issued as non-qualified stock options as follows:

         An option to purchase 30,000 shares, such option to be "vested" on December 31, 1996 and 20 options, each to purchase an aggregate of 17,500 shares, the first such option to vest on March 31, 1997 and the remaining 19 options to vest on the next succeeding June 30, September 30, December 31 and March 31.

         The exercise price of such options shall be $5.00 per share. The exercise period shall be 10 years following the date of vesting, subject to the requirements of law.

         Upon termination of Executive's employment, options which have not been "vested" as of the date of termination will expire, and Executive shall not be entitled to receive such options.

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                                   SCHEDULE 2

Life

Health

Accident

Hospitalization

Disability, long term, short term

Dental

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